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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Benchmark Electronics, Inc.:

        We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-61660, No. 333-26805, No. 333-28997, No. 333-54186, No. 333-66889, No. 333-76207, No. 333-103183, and No. 333-101744) and Form S-3 (No. 333-90887, and No. 333-84488) of Benchmark Electronics, Inc. of our report dated February 5, 2004, related to the consolidated balance sheets of Benchmark Electronics, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the December 31, 2003 annual report on Form 10-K of Benchmark Electronics, Inc., and our report dated February 5, 2004 related to the consolidated financial statement schedule, which report is included in the December 31, 2003 annual report on Form 10-K of Benchmark Electronics, Inc.

        The audit report covering the December 31, 2003 financial statements refers to a change in method of accounting for goodwill and other intangible assets in 2002 and a change in method of accounting for derivative instruments and hedging activities in 2001.

KPMG LLP

Houston, Texas
March 12, 2004

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CONSENT OF INDEPENDENT AUDITORS